UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2013 (April 25, 2013)
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

HCP, Inc. (the “Company”), a Maryland corporation, held its Annual Meeting of Stockholders on April 25, 2013 (the “Annual Meeting”).  At the Annual Meeting there were present, in person or by proxy, 414,862,794 shares of the Company’s common stock, which represented approximately 91.34% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 15, 2013.

Proposal 1.  All of the nominees listed below were elected to the Board of Directors of the Company and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

	For	Against	Abstain	Broker Non- Votes	% of Votes Supporting
James F. Flaherty III	372,373,369	6,199,992	3,688,519	32,600,914	98.36%
Christine N. Garvey	381,022,983	906,304	332,593	32,600,914	99.76%
David B. Henry	380,796,632	1,123,867	341,381	32,600,914	99.71%
Lauralee E. Martin	378,068,528	3,868,161	325,191	32,600,914	98.99%
Michael D. McKee	374,708,092	7,205,988	347,800	32,600,914	98.11%
Peter L. Rhein	378,944,738	2,967,119	350,023	32,600,914	99.22%
Kenneth B. Roath	379,828,673	2,074,109	359,098	32,600,914	99.46%
Joseph P. Sullivan	381,011,838	885,989	364,053	32,600,914	99.77%

Proposal 2.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
412,300,564	1,999,582	562,648	N/A	99.52%

Proposal 3.  The advisory vote to approve executive compensation was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
366,546,595	10,893,643	4,821,642	32,600,914	97.11%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2013

HCP, Inc.

By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and
Chief Financial Officer